Exhibit 21

                  LIST OF ALBEMARLE CORPORATION SUBSIDIARIES





Albemarle Asano Corporation

Albemarle Asia Pacific Company

Albemarle Asia Pacific Company LLC

Albemarle Chemicals SAS

Albemarle Chimie

Albemarle China Corporation

Albemarle Europe SPRL

Albemarle Foreign Sales Corporation

Albemarle France S.A.R.L.

Albemarle Holdings Company Limited

Albemarle International Corporation

Albemarle International Company LLC

Albemarle Marketing Company Limited

Albemarle Overseas Development Corporation

Albemarle Overseas Development Company LLC

Albemarle PPC

Albemarle Services Company Limited

Albemarle TCI Limited

Albemarle U.K. Holdings, Inc.

Albemarle U.K. Holdings Limited

Albemarle UK Limited

Albemarle Ventures Company Limited

Albemarle Virginia Corporation

Albemarle Virginia L.P.

ANY, Inc.